                                                                   EXHIBIT 10.25


                                TENTH AMENDMENT
                   TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS TENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 3, 1999, is made by and among HARRY'S FARMERS MARKET, INC., a Georgia corporation (the "Company"), BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC. ("BACCF"), successor to Creditanstalt Bankverein, a (the "Lender"), and BACCF, as successor Agent (the "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Lender, the Agent and the Company are party to that certain Amended and Restated Credit Agreement dated as of December 30, 1994 (as amended, the "Credit Agreement") pursuant to which the Lender has provided certain credit facilities to the Company; and

     WHEREAS, the Company has requested to amend the Credit Agreement to, among other things: (a) extend the maturity of the facility for one year, and (b) amend certain provisions of the Credit Agreement, including certain negative covenants and certain financial covenants; and

     WHEREAS, the Lender and the Agent have agreed to such request, subject to the terms and conditions set forth herein;

     NOW THEREFORE, intending to be legally bound, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1.  Definitions.  Capitalized terms contained herein and not
                 -----------
otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

     Section 2.  Amendment of Credit Agreement.
                 -----------------------------

     2.1. The Credit Agreement is hereby amended by adding thereto the following new definitions:

     "Distribution Center" shall mean the Company's distribution center located
      -------------------
at 1075 Northfield Court, Alpharetta, Georgia  30201.

     "Distribution Center Sale" shall mean the sale of the Distribution Center
      ------------------------
for Net Distribution Center Proceeds of at least $2,000,000, and otherwise on terms and conditions satisfactory to the Agent and the Lender.

     "Net Distribution Center Proceeds" shall mean the cash proceeds received in
      --------------------------------
respect of the sale of the Distribution Center net of the amounts necessary to pay in full the Indebtedness secured by the first mortgage on such Distribution Center (including interest and prepayment penalties) and all expenses arising out of such sale.

     2.2. The Credit Agreement is hereby further amended by deleting the definition of "Maturity Date" in Section 1.1 and inserting in lieu thereof the following:

     "Maturity Date" shall mean January 29, 2001.
      -------------

     2.3.  The Credit Agreement is hereby further amended by deleting Section
9.1 in its entirety and inserting in lieu thereof the following:

     9.1  Indebtedness to Tangible Net Worth Ratio

          Cause the Indebtedness to Tangible Net Worth Ratio for each period of four consecutive fiscal quarters not to exceed the following respective amounts:

     Fiscal Quarters Ending During the                      Ratio
     ---------------------------------                      -----
     Following Periods
     -----------------

     From the last quarter of fiscal year 1999             1.20:1.0
     through the Maturity Date

          The term "Indebtedness to Tangible Net Worth Ratio" shall mean,
                    ----------------------------------------
     for any period, the ratio of the Indebtedness of the Company and its Subsidiaries (including current maturities thereof) as of the end of such period to the Tangible Net Worth of the Company and its Subsidiaries, as of the end of such period, in each case determined on a consolidated basis.

     2.4.  The Credit Agreement is hereby further amended by deleting Sections
9.3 and 9.4 in their entirety and inserting in lieu thereof the following:

     9.3  Interest Coverage Ratio

          Cause the Interest Coverage Ratio (i) for the last fiscal quarter of fiscal year 1999, determined for the four fiscal quarter period then ending, and (ii) thereafter, for each of the fiscal quarters ending at the end of each of the following fiscal quarters, determined for such fiscal quarter period only, to be at least equal to the following respective ratios:

                 Fiscal Quarters                     Ratio
                 ---------------                     -----

     Last fiscal quarter of fiscal year 1999        .25:1.00

     First fiscal quarter of fiscal year 2000      1.40:1.00

     Each fiscal quarter thereafter through the    1.75:1.00
     Maturity Date

     The term 'Interest Coverage Ratio' shall mean, for any period, the ratio of EBITDA of the Company and its Subsidiaries for such period to Interest Expense of the Company and its Subsidiaries, for such period, in each case determined on a consolidated basis.

     9.4  Maintenance of Tangible Net Worth

          Cause the Tangible Net Worth of the Company and its Subsidiaries
     at all times to be at least equal to $28,000,000; provided, however, that
                                                       --------  -------
     from and after the redemption of all of the issued and outstanding Preferred Stock for an aggregate redemption price of not more than $2,000,000, the Company will, and will cause each Subsidiary to cause Tangible Net Worth of the Company and its Subsidiaries at all times to be at least equal to $25,000,000.

     2.5. The Credit Agreement is hereby further amended by deleting the definition of "Interest Expense" contained in Sections 9.3 and 9.4 in their entirety and inserting in lieu thereof the following:

          "Interest Expense" shall mean, for any period, the sum of the
           ----------------
     following for the Company and its Subsidiaries: (a) all interest in respect of Indebtedness accrued or which is, or in accordance with GAAP should be, capitalized during such period (whether or not actually paid during such period), (b) the net amounts payable under Interest Rate Protection Agreements accrued during such period (whether or not actually paid during such period), and (c) the aggregate amount of fees accrued during such period pursuant to Section 2.9; provided, however, that
                                                 --------  -------
     "Interest Expense" shall expressly exclude prepayment penalties, in an
      ----------------
     amount not to exceed $250,000 in the aggregate for all periods, owing by the Company in connection of the prepayment of Indebtedness secured by the first mortgage on the Distribution Center in connection with the Distribution Center Sale.

     Section 3.  Consent.  (a)  The Lender and the Agent hereby consent to the
                 -------
sale by the Company of the Distribution Center, so long as, at the time of such sale, no Default or Event of Default shall have occurred be continuing, and subject to the following conditions:

     (i) the Net Distribution Center Proceeds received in respect of such Distribution Center Sale shall be at least $2,000,000; and

     (ii) the Company shall make a prepayment of the Revolving Credit Loans in the amount of $2,000,000;

provided, however, that the foregoing consent is subject to the right of the
--------  -------
Lender and the Agent to consent to the final terms of such sale, to the extent that the Agent and the Lender have such right of consent under the Credit Documents.

     Following the making of the prepayment contemplated in clause (ii) above, the Available Revolving Credit Commitment shall be immediately and automatically reduced in an amount equal to such prepayment. Such reduction shall be permanent, unless and until the outstanding Preferred Stock of the Company is repurchased as permitted under clause (b) below.

     (b) Following a sale by the Company of the Distribution Center as contemplated under clause (a) of this Section 3, the Agent and the Lender hereby consent, so long as at the time of such repurchase (and giving effect thereto) there shall exist no Default or Event of Default, to the following repurchases:

         (i) either (A) at least 72% of the issued and outstanding share of the Preferred Stock of the Company for aggregate consideration (including accrued and unpaid dividends and similar amounts) not to exceed $2,000,000 or (B) at least 51.3% of the issued and outstanding shares of Preferred Stock of the Company for aggregate consideration (including accrued and unpaid dividends and similar amounts) not to exceed $1,500,000; and

         (ii) in the event that the Company elects to make the purchase described in clause (i)(B) of this Section 3(b), additional shares of Preferred Stock, for total consideration per share that is not higher than the total consideration per share paid in connection with the repurchase described in such clause (i)(B), provided that the aggregate consideration paid does not exceed an amount equal to (A) $2,000,000 less (B) the aggregate consideration paid in the
                               ----
purchase described in such clause (i)(B) less (C) all fees, costs or other
                                         ----
expenses incurred by the Company in registering shares of capital stock of the Company (or warrants or rights to acquire shares of capital stock of the Company) held by the holders of the Preferred Stock of the Company; and

         (iii) additional shares of the Preferred Stock of the Company, for total consideration per share that is not higher than the total consideration per share paid in connection with the repurchase described in clause (i) hereof; provided that the repurchases made pursuant to this clause (iii) may only be made out of that portion, if any, of the Net Distribution Center Proceeds which exceed $2,000,000.

Concurrently with the repurchase of such Preferred Stock contemplated under clause (i) or (ii) above, from and after such repurchase, the reduction of the Available Revolving Credit Commitment pursuant to clause (a) above shall no longer be effective to the extent of the amount used to repurchase such Preferred Stock.

     Section 4.  Representations.  The Company further represents that:
                 ---------------

     (a) Authorization.  Each of the Company, Karalea and Marthasville (the
         -------------
"Loan Parties") has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment (in the case of the Company) and each of the other documents and agreements contemplated hereby to which it is a party (together with this Amendment, the "Amendment Documents"), and to perform its obligations under the Credit Documents to which it is a party, as amended by the Amendment Documents, in accordance with their respective terms. Each of the Amendment Documents has been duly executed and delivered by the duly authorized officers of the applicable Loan Parties, and each of the Amendment Documents and the Credit Documents, as amended by the Amendment Documents, is a legal, valid and binding obligation of the Loan Parties party thereto enforceable against the Loan Parties in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights.

     (b) Compliance of Loan Documents with Laws, etc.  The execution and
         -------------------------------------------
delivery of the Amendment Documents, and the performance of the Credit Documents, as amended by the Amendment Documents, in accordance with their respective terms, and the borrowings thereunder, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approval from any Governmental Agency or violate any applicable law relating to the Company or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or by-laws of the Company or any other Loan Party, or any indenture, agreement or other instrument to which the Company or any other Loan Party is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company or any other Loan Party other than in favor of the Agent.

     (c) No Default.  No Default or Event of Defaults exists as of the date
         ----------
hereof and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default will occur or exist.

     Section 5.  Reaffirmation.  The Company hereby reaffirms all
                 -------------
representations and warranties made by the Company to the Lenders and the Agent in the Credit Agreement on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

     Section 6.  Conditions Precedent.  It is a condition precedent to the
                 --------------------
effectiveness of this Amendment and each of the amendments set forth herein that the Company:

     (a) pay the Amendment Fee (as hereinafter defined) in immediately available funds to the Agent and the Lender; and

     (b) deliver to the Agent each of the following, each of which shall be satisfactory in form and substance to the Agent:

     (c) a fully-executed copy of this Amendment;

     (d) an acknowledgment executed by each of Karalea and Marthasville;

     (e) a fully-executed copy of amendments to all existing Mortgages for the Obligations, reflecting the amendments set forth herein, together with appropriate title endorsements with respect thereto;

     (f) a certificate executed by the chief executive officer and the chief financial officer of the Company, stating that (a) on such date, and after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing; (b) no material adverse change in the financial condition or operations of the business of the Company or any of its Subsidiaries or the projected cash flow of the Company and its Subsidiaries has occurred; and (c) the representations and warranties set forth in Sections 3 and 4 hereof are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date;

     (g) copies of all consents, approvals, authorizations, registrations or filings required to be made or obtained by the Company and its Subsidiaries in connection with the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby or thereby;

     (h) copies certified by the Secretary of the Company of all corporate or other necessary action taken by the Company to authorize the execution, delivery and performance of the transactions contemplated by this Amendment;

     (i) copies of the articles of incorporation (certified as of a recent date by the Secretary of State of Georgia) and bylaws (certified by the Secretary of the Company) of the Company as in effect on the date hereof;

     (j) certificates of incumbency and specimen signatures with respect to each of the officers of the Company who are authorized to execute and deliver all documents contemplated by this Amendment;

     (k) certificates evidencing the good standing of the Company;

     (l) such other documents or instruments as a Lender or the Agent may request.

     Section 7.  Amendment Fee.  In consideration for the agreements of the
                 -------------
Agent and the Lender set forth herein, the Company agrees to pay to the Lender, on or before the date hereof, an amendment fee in the amount of $60,000 (the "Amendment Fee"), which Amendment Fee shall be fully earned when paid and shall be non-refundable.

     Section 8.  Amendment of Outstanding Warrants and Issuance of New Warrants.
                 --------------------------------------------------------------
In further consideration of the agreement of the Agent and the Lender set forth herein, the Company:

     (a) agrees to amend the terms of each of the Warrants issued to Creditanstalt-Bankverein or any of its Affiliates pursuant to the Warrant Agreement (which were subsequently transferred to the Lender), no later than June 4, 1999, to reduce the exercise price thereof from $3.00 per Warrant to an exercise price per Warrant equal to the lowest public market trading price per share for the Company's Class A Common Stock at the close of trading on any day during the period beginning on May 4, 1999 and ending on May 18, 1999, inclusive, and further agrees to execute and deliver, or cause to be delivered, such agreements, documents and instruments, and to take such other actions, as the Lender may reasonably request in connection with such amendment;

     (b) agrees to issue 50,000 new Warrants to BACCF, or its designated Affiliate no later than June 4, 1999, such Warrants to permit BACCF or such Affiliate to purchase 50,000 shares of the Company's Class A Common Stock, and such Warrants to have an exercise price per Warrant equal to the lowest public market trading price per share for the Company's Class A Common Stock at the close of trading on any day during the period beginning on May 4, 1999 and ending on May 18, 1999, inclusive, and such Warrants to be otherwise consistent with the terms and conditions of the Warrant Agreement and the existing Warrants issued thereunder; and

     (c) upon the repurchase of the Preferred Stock permitted under clause (b) of Section 3 of this Amendment, agrees to issue an additional 150,000 new Warrants to BACCF, or its designated Affiliate, within 30 days of such repurchase, such Warrants to permit BACCF or such Affiliate to purchase 150,000 shares of the Company's Class A Common Stock, and such Warrants to have an exercise price per Warrant equal to the lowest public market trading price per share for the Company's Class A Common Stock at the close of trading on any day during the period beginning on May 4, 1999 and ending on May 18, 1999, inclusive, and such Warrants to be otherwise consistent with the terms and conditions of the Warrant Agreement and the existing Warrants issued thereunder.

     The Company further agrees (i) that the number of new Warrants contemplated in clauses (b) and (c) above are based upon the Company's capital structure as of the date hereof, and that following any stock issuance, stock dividend, stock split, or other event which would dilute such Warrants, such numbers shall be adjusted such that BACCF, or its designated Affiliates shall receive the same percentage of such Class A Common Stock, on a fully diluted basis, as it would have received had such stock issuance, stock dividend, stock split, or other event not taken place; (ii) to restructure the issuance or amendment of any Warrants hereunder to the extent necessary or desirable, in the reasonable judgment of BACCF, to ensure that, after giving to such issuance or amendment, BACCF shall remain in compliance with all applicable laws, rules and regulations; and (iii) to deliver such agreements, documents and instruments, and to take any and all actions, as BACCF or its Affiliates may request in connection with the amendment or issuance of Warrants under this Section 8.

     Section 9.  References to the Credit Agreement and the Other Credit
                 -------------------------------------------------------
Documents.  Each reference to the Credit Agreement and any of the Credit
---------
Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and as each may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions of the Credit Agreement.

     Section 10.  Expenses.  Pursuant to Section 12.3 of the Credit Agreement,
                  --------
the Company shall reimburse the Agent and the Lenders upon demand for all costs and expenses (including attorneys' fees) incurred by the Agent or the Lenders in the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

     Section 11.  Benefits.  This Agreement shall be binding upon and shall
                  --------
inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 12.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                  -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     Section 13.  Effect.  Except as expressly herein amended, the terms and
                  ------
conditions of the Credit Agreement and the other Credit Documents, the Warrant Agreement, and the Warrants shall remain in full force and effect.

     Section 14.  Counterparts.  This Amendment may be executed in any number of
                  ------------
counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

     Section 15.  Definitions.  All terms defined in the Credit Agreement which
                  -----------
are used herein shall have the meanings defined in the Credit Agreement, unless specifically defined otherwise herein.

     Section 16.  Further Assurances.  The Company agrees to take such
                  ------------------
additional acts and execute such additional documents and agreements as the Agent and the Lenders may reasonably request in order to evidence the amendments contained herein and contemplated hereby.


                     (Signatures begin on following page)

     IN WITNESS WHEREOF, the parties hereto have set forth their hands in one of more counterparts as of the date first written above.

                                       HARRY'S FARMERS MARKET, INC.

                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                                       Attest:
                                               --------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                                       [CORPORATE SEAL]


                                       BANK AUSTRIA CREDITANSTALT CORPORATE
                                       FINANCE, INC., as Lender and Agent

                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------

                 ACKNOWLEDGEMENT AND CONSENT OF THE GUARANTORS

     Each of Marthasville Trading Company and Karalea, Inc. (collectively, the "Guarantors") hereby consents to the execution and delivery of the foregoing Tenth Amendment to Amended and Restated Credit Agreement (the "Amendment") and each of the documents and agreements contemplated thereby (the "Amendment Documents"), and to the performance by the Company of all of its agreements and obligations under the Amendment and the Amendment Documents (as defined in the Amendment). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Each of the Guarantors further affirms that neither the Amendment (nor Amendment Documents) nor the performance of the Credit Agreement and the other Credit Documents, as amended to date, shall limit, restrict extinguish or otherwise impair its liability to the Agent or the Lenders pursuant to its respective Guaranty or Security Agreement, whether such obligations are now existing or hereafter arise. Each Guarantor acknowledges that all of the terms and conditions contained in such Guarantor's respective Guaranty and Security Agreement shall continue in full force and effect.

     Dated as of the ____ day of ___________, 1999.


                                       MARTHASVILLE TRADING COMPANY


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------



                                       KARALEA, INC.


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------